Exhibit 99.1

SCANA Corporation Contacts:
Media Contact:	Investor Contacts:
Rhonda O’Banion	Bryant Potter	Iris Griffin
(800) 562-9308	(803) 217-6916	(803) 217-6642

PUBLIC SERVICE COMMISSION OF SOUTH CAROLINA DEFERS ACTION ON OFFICE OF REGULATORY STAFF REQUEST TO SUSPEND REVISED RATES COLLECTIONS

Cayce, SC, September 28, 2017… Today, the Public Service Commission of South Carolina (SCPSC), as part of a Special Commission Business Meeting (Business Meeting), deferred action on the Office of Regulatory Staff’s (ORS) request for South Carolina Electric & Gas Company (SCE&G), principal subsidiary of SCANA Corporation (SCANA) (NYSE:SCG), to suspend revised rates collections.

At its Business Meeting today, the SCPSC ordered a hearing officer to establish a briefing schedule and hearing date concerning the ORS’s request. The SCPSC cited the need for due process and for additional review given the potential impact of the proposed actions.

In its ruling today, the SCPSC stated, “Judgments of this magnitude require the highest measure of care, but also require expedient action. We are acting today with caution and purpose.”

SCE&G’s existing retail electric rates will remain in effect pending further action of the SCPSC.

On September 26, 2017, the Office of the Attorney General for the State of South Carolina, at the request of members of the South Carolina House of Representatives, issued an opinion that portions of the BLRA, as applied, are constitutionally suspect. Citing this opinion, the ORS filed Docket No. 2017-305-E to request an order from the SCPSC directing SCE&G to immediately suspend collecting the revised rates that were lawfully granted by the SCPSC. In addition, the ORS requests that if the Base Load Review Act (BLRA) is later found to be unconstitutional by a court or if the General Assembly amends or revokes the BLRA, that the SCPSC issues an order requiring SCE&G to make refunds to customers for prior revised rates collections.

Today, prior to the Business Meeting, SCE&G filed a motion with the SCPSC to dismiss the ORS request citing numerous legal and constitutional deficiencies including that the proposed relief:

•	Ignores the BLRA, a validly enacted, binding, and enforceable statute, that has been appealed and interpreted by the South Carolina Supreme Court.

•	Violates the SCPSC’s obligation to uphold and enforce the constitution and laws of the state of South Carolina unless and until those laws are ruled unconstitutional by the courts of the State.

•	Repeals multiple valid and legally binding orders issued under the BLRA.

•	Constitutes retroactive rate-making which is unlawful.

•	Denies SCE&G approximately $445 million in annual revenue that is critically important to its financial health and restricts its access to raising capital.

Additionally, it is SCE&G’s firm position that:

•	Under South Carolina law, there exists a strong presumption of constitutionality of any statute enacted by the General Assembly.

•
The Attorney General’s Office opinion is not a court order or a legislative amendment. Neither the SCPSC nor the Attorney General’s Office has the authority to adjudicate whether a statute is unconstitutional.

•
The legal standard contained in the BLRA of prudent investment has been found to be valid and constitutional in many states and jurisdictions and has been so recognized in federal constitutional cases.

SCE&G intends to vigorously defend its rights and claims, including appealing any adverse decision, if necessary.

“All of us at SCANA share in the frustration and disappointment of canceling the new nuclear project at V.C. Summer Station, “said SCANA Chairman and CEO, Kevin Marsh. “The primary reason the project was cancelled is Westinghouse filed for bankruptcy and informed us that they would not honor the Fixed Price Contract under the provisions of federal bankruptcy laws. Without the benefit of the Fixed Price Contract, it would not have been in the best interests of SCE&G’s customers to have continued construction and expose customers and the state of South Carolina to further cost increases. Ceasing work on the project was SCE&G’s least desired option, but it is the right decision for customers.”

“We continue to be open to working with all parties in the state to develop a reasonable comprehensive settlement of the issues related to the project including how to further mitigate the cost impact on customers while still meeting the growing electric demands of our state.”

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 718,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SCE&G is a regulated public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 718,000 customers in South Carolina. The company also provides natural gas service to approximately 362,000 customers throughout the state. More information about SCE&G is available at www.sceg.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures.  In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) uncertainties relating to the bankruptcy filing by the members of the Consortium building the New Units, including the effect of the anticipated rejection of the EPC Contract and the determination to cease construction of the New Units; (2) the ability of SCANA and its subsidiaries (the Company) to recover through rates the costs incurred upon the abandonment of the New Units; (3) changes in tax laws and realization of tax benefits and credits, and the ability or inability to realize credits and deductions, particularly in light of the abandonment of construction of the New Units; (4) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (5) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, the BLRA, and actions affecting the abandonment of the New Units; (6) current and future litigation; (7) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the Company’s cost of and access to capital and sources of liquidity; (8) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (9) the results of efforts to ensure the physical and cyber security of key assets and processes; (10) changes in the economy, especially in areas served by subsidiaries of SCANA; (11) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (12) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (13) the loss of electricity sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (14) growth opportunities for SCANA’s regulated and other subsidiaries; (15) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries are located and in areas served by SCANA’s subsidiaries; (16) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (17) payment and performance by counterparties and customers as contracted and when due; (18) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for electric generation and transmission; (19) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation; (20) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (21) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company’s businesses; (22) labor disputes; (23) performance of SCANA’s pension plan assets and the effect(s) of associated discount rates; (24) inflation or deflation; (25) changes in interest rates; (26) compliance with regulations; (27) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (28) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Company’s most recent periodic report filed with the Securities and Exchange Commission.

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